Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Financial Statements of AmeriGas Partners, L.P. and subsidiaries (“AmeriGas Partners”) have been prepared to give effect to the proposed acquisition by AmeriGas Partners (the “Heritage Acquisition”) of substantially all of the retail propane distribution businesses of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), comprising the operations of Heritage Operating, L.P. (“HOLP”) and Titan Energy Partners, L.P. (“Titan,” and, together with HOLP, “Heritage Propane”) and their respective general partners and subsidiaries, pursuant to a Contribution and Redemption Agreement, as amended, (the “Contribution Agreement”) between ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership and general partner of ETP (“ETP GP”), and Heritage ETC, L.P., a Delaware limited partnership (the “Heritage Contributor”), in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” In accordance with the Contribution Agreement, AmeriGas Partners will acquire the partner interests in HOLP and Titan and their respective general partner interests and subsidiaries, in exchange for 29,567,362 AmeriGas Partners common units and a cash distribution to ETP of approximately $1.46 billion (subject to adjustments for working capital, cash and the amount of indebtedness of HOLP outstanding upon consummation of the Heritage Acquisition). The limited partner interests of AmeriGas Partners are referred to herein as “Common Units.” AmeriGas Partners expects to finance the cash distribution with the proceeds from the issuance of $1.55 billion face amount of AmeriGas Partners senior notes issued by AmeriGas Partners’ finance subsidiaries, AmeriGas Finance, LLC and AmeriGas Finance Corp.

The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to represent what the results of operations or financial position of AmeriGas Partners would have been if the Heritage Acquisition had occurred on the dates indicated below, nor do they purport to project the results of operations or financial position of AmeriGas Partners for any future period or as of any future date. Under ASC 805, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with AmeriGas Partners as the acquirer. Accordingly, we have adjusted the historical financial statements to give effect to the impact of the estimated net purchase price in connection with the Heritage Acquisition. In the Unaudited Pro Forma Condensed Combined Balance Sheet, AmeriGas Partners’ estimated net purchase price for Heritage Propane has been allocated to the assets acquired and liabilities assumed based on a preliminary valuation of their fair values using currently available information which is subject to final adjustments. Because the fair values of the tangible and identifiable intangible assets acquired, less liabilities assumed, were less than the purchase price consideration for Heritage Propane, such difference has been reflected as goodwill. The estimated net purchase price, and the actual adjustments to be recorded in connection with the final purchase price allocation, may differ from the actual net purchase price and the pro forma adjustments reflected in the Unaudited Pro Forma Condensed Combined Financial Statements and any such differences may be material.

The Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2011 was prepared by combining the September 30, 2011 audited Consolidated Balance Sheet of AmeriGas Partners and the September 30, 2011 unaudited Condensed Combined Balance Sheet of HOLP and Titan pursuant to the Contribution Agreement as though the Heritage Acquisition had occurred on September 30, 2011. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended September 30, 2011 was prepared by combining AmeriGas Partners’ audited Consolidated Statement of Operations for the year ended September 30, 2011 with HOLP and Titan’s unaudited Condensed Combined Statement of Operations for the twelve months ended September 30, 2011, to give effect to the Heritage Acquisition as though it had occurred on October 1, 2010. The estimated pro forma adjustments only give effect to events that are (1) directly attributable to the Heritage Acquisition; (2) factually supportable; and (3) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, are expected to have a continuing effect on the combined results. The Unaudited Pro Forma Condensed Combined Statement of Operations does not give effect to any potential cost savings or other operating efficiencies that are expected to result from the integration of Heritage Propane with the operations of AmeriGas Partners or the integration costs expected to be incurred in connection therewith. The historical results of operations of HOLP and Titan include an allocation to Heritage Propane of corporate charges by ETP. Such allocation will be terminated following the Heritage Acquisition, but will be replaced by an allocation of UGI’s corporate charges. We expect that such UGI charges are not likely to increase from the amount recorded on a historical basis in HOLP and Titan’s financial statements.

AmeriGas Partners’ historical amounts as of and for the year ended September 30, 2011 were derived from the audited financial statements included in the Annual Report on Form 10-K filed by AmeriGas Partners on November 21, 2011 with the U.S. Securities and Exchange Commission (“SEC”).

HOLP and Titan’s historical unaudited condensed combined balance sheet amounts as of September 30, 2011 were derived from the Unaudited Condensed Combined Balance Sheet of HOLP and Titan included elsewhere in this Current Report on Form 8-K. The unaudited statement of operations data of HOLP and Titan for the twelve months ended September 30, 2011 was derived by combining data in the HOLP and Titan Unaudited Combined Statement of Operations for the nine months ended September 30, 2011 with data in the HOLP and Titan Audited Combined Statement of Operations for the year ended December 31, 2010, and excluding data in the HOLP and Titan Unaudited Combined Statement of Operations for the nine months ended September 30, 2010. These financial statements of HOLP and Titan are included elsewhere in this Current Report on Form 8-K.

You should read these Unaudited Pro Forma Condensed Combined Financial Statements in conjunction with the combined statements of HOLP and Titan, included elsewhere in this Current Report on Form 8-K, along with AmeriGas Partners’ financial statements and accompanying notes included in its prior SEC filings.

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2011

(thousands of dollars)

	Historical AmeriGas Partners (2)	Historical HOLP and Titan (2)	Eliminate Assets & Liabilities Not Acquired (3)	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$8,632	$28,469	$(458)	$7,900	(4)	$44,543
Accounts receivable	233,335	81,312	(4,138)	222	(5)	310,731
Accounts receivable - related parties	1,299	117,117	(116,895)	(222	)(5)	1,299
Inventories	135,815	90,585	(4,902)	—		221,498
Derivative financial instruments	864	—	—	—		864
Prepaid expenses and other current assets	13,874	24,982	(76)	—		38,780

Total current assets	393,819	342,465	(126,469)	7,900		617,715

Property, plant and equipment, net	645,755	788,055	(50,000)	224,945	(6)	1,608,755
Goodwill	691,910	619,854	(3,619)	407,255	(7)	1,715,400
Intangible assets	41,542	155,858	(5,375)	544,517	(8)	736,542
Other assets	22,709	9,142	—	26,891	(9)	58,742

Total assets	$1,795,735	$1,915,374	$(185,463)	$1,211,508		$4,737,154

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current maturities of long-term debt	$4,664	$24,076	$—	$—		28,740
Bank loans	95,500	—	—	(95,500	)(10)	—
Accounts payable - trade	158,554	37,189	(495)	19,632	(5)	214,880
Accounts payable - related parties	62	34,908	(15,276)	(19,632	)(5)	62
Customer deposits and advances	74,979	94,526	—	—		169,505
Derivative financial instruments	7,248	1,966	(525)	—		8,689
Other current liabilities	109,986	57,756	—	—		167,742

Total current liabilities	450,993	250,421	(16,296)	(95,500)		589,618

Long-term debt	928,858	60,383	(665)	1,558,637	(11)	2,547,213
Other noncurrent liabilities	64,405	2,645	(265)	—		66,785

Total liabilities	1,444,256	313,449	(17,226)	1,463,137		3,203,616

Commitments and contingencies

Partners Capital:
Limited Partners	340,180	1,601,394	—	(461,903	)(12)	1,479,671
General Partner	3,436	—	—	13,167	(12)	16,603
Accumulated other comprehensive (loss) income	(4,960)	531	—	(531	)(12)	(4,960)
General Partner interest in AmeriGas OLP	12,823	—	—	29,401	(12)	42,224

Total partners’ capital	351,479	1,601,925	—	(419,866)		1,533,538

Total liabilities and partners’ capital	$1,795,735	$1,915,374	$(17,226)	$1,043,271		$4,737,154

See accompanying notes to unaudited proforma condensed combined financial statements.

AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED SEPTEMBER 30, 2011

(thousands of dollars, except per unit data)

	Historical AmeriGas Partners (2)	Historical HOLP and Titan (2)	Reclassifications (13)	Pro Forma Adjustments		Pro Forma Combined

Revenues:
Propane	$2,360,439	$1,372,067	$—	$—		$3,732,506
Other	177,520	108,638	—	—		286,158

	2,537,959	1,480,705	—	—		4,018,664

Costs and expenses:
Cost of sales - propane	1,546,161	829,300	—	—		2,375,461
Cost of sales - other	59,126	21,469	—	—		80,595
Operating and administrative expenses	620,576	395,470	—	—		1,016,046
Depreciation and amortization	94,710	83,342	—	41,458	(14)	219,510
Other income, net	(25,563)	—	2,062			(23,501)

	2,295,010	1,329,581	2,062	41,458		3,668,111

Operating income	242,949	151,124	(2,062)	(41,458)		350,553
Loss on extinguishments of debt	(38,117)	—				(38,117)
Losses on disposals of assets	—	(2,671)	2,671	—		—
Other income, net	—	609	(609)			—
Interest expense	(63,518)	(9,456)		(112,395	)(15)	(185,369)

Income before income taxes	141,314	139,606	—	(153,853)		127,067
Income tax expense	(390)	(409)	—	—		(799)

Net income	140,924	139,197	—	(153,853)		126,268
Less: net income attributable to noncontrolling interest	(2,401)	—	—	390	(16)	(2,011)

Net income attributable to AmeriGas Partners, L.P.	$138,523	$139,197	$—	$(153,463)		$124,257

General partner’s interest in net income attributable to AmeriGas Partners, L.P.	$6,422					$8,804

Limited partners’ interest in net income attributable to AmeriGas Partners, L.P.	$132,101					$115,453

Income per limited partner unit - basic and diluted
Basic	$2.30					$1.34

Diluted	$2.30					$1.34

Average limited partner units outstanding (thousands):
Basic	57,119			28,633	(17)	85,752

Diluted	57,170			28,633	(17)	85,803

See accompanying notes to unaudited proforma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(thousands of dollars, except per unit data)

Note 1. The Unaudited Pro Forma Condensed Combined Financial Statements of AmeriGas Partners, L.P. and subsidiaries (“AmeriGas Partners”) have been prepared to give effect to the proposed acquisition by AmeriGas Partners (the “Heritage Acquisition”) of substantially all of the retail propane distribution businesses of Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), comprising substantially all of the operations of Heritage Operating, L.P. (“HOLP”) and Titan Energy Partners, L.P. (“Titan,” and, together with HOLP, “Heritage Propane”) and their respective general partners and subsidiaries, pursuant to a Contribution and Redemption Agreement, as amended (the “Contribution Agreement”), between ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership and general partner of ETP, and Heritage ETC, L.P., a Delaware limited partnership (the “Heritage Contributor”), in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations.” In accordance with the Contribution Agreement, AmeriGas Partners will acquire the partner interests in HOLP and Titan and their related general partners and subsidiaries, in exchange for 29,567,362 AmeriGas Partners Common Units and a cash distribution to ETP of $1,460,000 (subject to adjustments for working capital, cash and the amount of indebtedness of HOLP outstanding at consummation of the Heritage Acquisition). It has been assumed for purposes of the Unaudited Pro Forma Condensed Combined Balance Sheet that the Heritage Acquisition occurred as of September 30, 2011, and for purposes of the Unaudited Pro Forma Condensed Combined Statement of Operations that the Heritage Acquisition occurred as of October 1, 2010.

In addition, subject to Federal Trade Commission approval, immediately prior to the consummation of the Heritage Acquisition, HOLP will transfer its interests in the net assets of HOLP’s cylinder exchange business (“HPX”) to Heritage Express Propane, LLC (“HEP”), an indirect wholly owned subsidiary of ETP (see Note 3). References to Heritage Propane herein exclude the HPX net assets. AmeriGas Partners expects to finance the cash distribution to ETP in connection with the Heritage Acquisition with proceeds from the issuance of $1,550,000 face value of senior notes issued by AmeriGas Partners’ finance subsidiaries, AmeriGas Finance, LLC and AmeriGas Finance Corp. and unconditionally guaranteed by AmeriGas Partners (“AmeriGas Partners Senior Notes”).

The Unaudited Pro Forma Condensed Combined Financial Statements of AmeriGas Partners, L.P. also reflect the contribution by AmeriGas Propane, Inc. (“AmeriGas GP”), the general partner of AmeriGas Partners and its operating subsidiary, AmeriGas Propane, L.P. (“AmeriGas OLP”), of a combined 934,327 AmeriGas Partners Common Units held by AmeriGas GP, in order to maintain its 1% general partner interest in AmeriGas Partners and its 1.01% general partner interest in AmeriGas OLP, as a result of the Heritage Acquisition and subsequent contribution by AmeriGas Partners of the partnership interests in HOLP and Titan to AmeriGas OLP.

The purchase price for Heritage Propane assumed in the Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2011, is as follows:

Purchase price:
Cash	$1,460,000
Estimated working capital adjustment	(60,064)
Estimated net cash adjustment	5,217
Fair value of AmeriGas Partners Common Units issued to ETP	1,196,615

Total Purchase Price	$2,601,768

Pursuant to the Contribution Agreement, the purchase price is subject to adjustments for working capital, cash and the amount of indebtedness of HOLP outstanding at consummation of the Heritage Acquisition. The actual amounts of these adjustments will depend on the working capital and net cash amounts, as defined in the Contribution Agreement, on the actual date of consummation of the Heritage Acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(Thousands of dollars, except per unit data)

The allocation of the purchase price for Heritage Propane based upon estimated fair values is as follows:

	Book Value of Assets Acquired (Liabilities Assumed)	Preliminary Fair Value Adjustments	Preliminary Fair Value

Current assets	$215,996	$—	$215,996
Property, plant and equipment	738,055	224,945	963,000
Goodwill	616,235	407,255	1,023,490
Intangible assets	150,483	544,517	695,000
Current liabilities	(234,125)	—	(234,125)
Noncurrent assets and liabilities, net	(52,956)	(8,637)	(61,593)

	$1,433,688	$1,168,080	$2,601,768

The Unaudited Pro Forma Condensed Combined Financial Statements do not give effect to any potential cost savings or operational efficiencies expected to result from the Heritage Acquisition or integration costs related thereto. The Unaudited Pro Forma Condensed Combined Financial Statements are not necessarily indicative of the operating results or financial position that would have occurred had the Heritage Acquisition been completed as of the dates indicated, nor are they necessarily indicative of future operating results or financial position. The purchase accounting adjustments made in connection with the Pro Forma Condensed Combined Financial Statements are preliminary and have been made solely for purposes of developing the pro forma financial information.

Note 2. These columns represent the historical financial position and results of operations of AmeriGas Partners, HOLP and Titan. AmeriGas Partners’ unaudited balance sheet at September 30, 2011 was derived from the audited consolidated balance sheet included in AmeriGas Partners’ Annual Report on Form 10-K for the annual period ended September 30, 2011, filed with the SEC on November 21, 2011. The HOLP and Titan unaudited combined balance sheet at September 30, 2011 was derived from unaudited combined financial statements filed herewith.

AmeriGas Partners’ consolidated statement of operations for the fiscal year ended September 30, 2011 was derived from information provided in AmeriGas Partners’ Annual Report on Form 10-K filed with the SEC on November 21, 2011. The unaudited combined statement of operations of HOLP and Titan for the twelve months ended September 30, 2011 was derived by combining data in the audited combined statement of operations of HOLP and Titan for the twelve months ended December 31, 2010 with data in the unaudited combined statement of operations for the nine months ended September 30, 2011, and subtracting data in the unaudited combined statement of operations for the nine months ended September 30, 2010, each of which are filed herewith.

Note 3. Reflects pro forma adjustments to eliminate the assets and liabilities of HPX, and certain accounts receivable and accounts payable with ETP and its affiliates not acquired or assumed. Subject to Federal Trade Commission approval, immediately prior to the consummation of the Heritage Acquisition, the Heritage Contributor will cause HOLP to transfer all of HOLP’s title and interest in the net assets of HPX to HEP, and HEP will use its best efforts to sell the HPX business to a third-party. To the extent gross proceeds of the sale of HPX exceed $40,000, AmeriGas Partners will receive a share of such excess upon the closing of the sale of HPX and, to the extent such gross proceeds from the sale of HPX are less than $40,000, AmeriGas Partners will pay Heritage Contributor an amount equal to the shortfall. The Unaudited Condensed Combined Pro Forma Financial Statements do not reflect any adjustment to the purchase price associated with any excess or shortfall in gross proceeds from the sale of HPX.

The Unaudited Pro Forma Condensed Combined Statement of Operations does not reflect any adjustment associated with HPX because any adjustment would not be material.

Note 4. Reflects pro forma adjustments to cash and cash equivalents as follows:

Gross proceeds from issuance of AmeriGas Partners Senior Notes	$1,550,000
Cash payment to ETP pursuant to the Contribution Agreement	(1,460,000)
Estimated working capital adjustment pursuant to the Contribution Agreement	60,064
Estimated net cash adjustment pursuant to the Contribution Agreement	(5,217)
Payment of transaction fees and expenses	(42,491)

Excess cash proceeds contributed to AmeriGas OLP	102,356
Cash contribution by the General Partner to AmeriGas OLP to maintain its 1.01% general partner interest	1,044

Total cash contributed to AmeriGas OLP	103,400
Excess cash used to reduce AmeriGas OLP bank loans (see Note 10)	(95,500)

$7,900

The estimated working capital and net cash adjustments above are based upon amounts as of September 30, 2011. Actual amounts will depend upon amounts existing as of the consummation of the Heritage Acquisition.

Note 5. Reflects pro forma adjustment to reclassify certain related party accounts receivable and accounts payable to trade accounts receivable and trade accounts payable.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(Thousands of dollars, except per unit data)

Note 6. Reflects pro forma adjustment to record property, plant and equipment acquired at estimated fair value as follows:

To record estimated fair value of Heritage Propane property, plant and equipment	$963,000
Eliminate historical net book value of Heritage Propane property, plant and equipment	(738,055)

$224,945

Note 7. Reflects pro forma adjustments to remove Heritage Propane’s historical goodwill of $616,235 and to record goodwill of $1,023,490 representing the excess of the net purchase price over the preliminary fair values of the net assets acquired and liabilities assumed. Such goodwill principally comprises buyer-specific synergies and assembled workforce.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(Thousands of dollars, except per unit data)

Note 8. Reflects pro forma adjustment to record intangible assets at estimated fair value as follows:

Allocation of purchase price to customer relationships	$537,000
Allocation of purchase price to non-amortizable trademarks and tradenames	158,000
Eliminate historical cost of Heritage Propane non-competes and customer relationships	(72,612)
Eliminate historical cost of Heritage Propane non-amortizable trademarks and tradenames	(77,871)

$544,517

Customer relationships are expected to be amortized over a period of 15 years.

Note 9. Reflects pro forma adjustment of $26,891 to record estimated debt issue costs paid at closing in conjunction with (1) the issuance of $1,550,000 of AmeriGas Partners Senior Notes and (2) amendments to AmeriGas OLP’s existing credit agreement.

Note 10. Reflects pro forma adjustments to AmeriGas OLP bank loans to reflect the use of estimated excess cash proceeds (see Note 4).

Note 11. Reflects total pro forma adjustment to long-term debt, including current maturities, as follows:

Issuance of AmeriGas Partners Senior Notes	$1,550,000
Fair value of long-term debt assumed	92,431
Eliminate historical value of long-term debt assumed	(83,794)

$1,558,637

The fair value of the debt assumed is based upon an average market interest rate of 6.7%.  The final determination of the fair value of the debt will depend upon prevailing market interest rates on the date of the consummation of the Heritage Acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(Thousands of dollars, except per unit data)

Note 12. Reflects total pro forma adjustments to partners’ capital accounts as follows:

	AmeriGas Partners Common Units	Limited Partners	AmeriGas Partners General Partner	Accumulated Other Comprehensive (Loss) Income	General Partner Interest in AmeriGas OLP
Elimination of Historical HOLP and Titan partners capital	—	$(1,601,394)	$—	$—	$—

Elimination of Historical HOLP and Titan accumulated other comprehensive income	—	—	—	(531)	—

Issuance of AmeriGas Partners Common Units to ETP pursuant to the Contribution Agreement	29,567,362	1,196,615	—	—	—

AmeriGas GP contribution of Common Units to AmeriGas Partners in order to maintain its 1% general partner interest in AmeriGas Partners	(298,660)	(13,323)	13,323	—	—

AmeriGas GP contribution of Common Units to AmeriGas OLP in order to maintain its 1.01% general partner interest in AmeriGas OLP	(635,667)	(28,357)	—	—	28,357

AmeriGas GP cash contribution to AmeriGas OLP in order to maintain its 1.01% general partner interest in AmeriGas OLP (see Note 4)	—	—	—	—	1,044

Transaction fees and expenses	—	(15,444)	(156)	—	—

	28,633,035	$(461,903)	$13,167	$(531)	$29,401

The fair value of the AmeriGas Partners Common Units to be issued to ETP is based on the closing price of AmeriGas Partners Common Units on September 30, 2011 of $43.99 reduced by a discount of $3.52 per Common Unit to reflect certain Common Unit contractual transfer restrictions for a period of approximately twelve months.

In conjunction with ETP’s asset contribution to the Partnership in exchange for the issuance of AmeriGas Partners Common Units to ETP having a fair value of $1,196,615, AmeriGas GP will contribute 298,660 of AmeriGas Partners Common Units that it owns, having a total fair value of $13,323, to AmeriGas Partners in order to maintain its 1% General Partner interest in AmeriGas Partners in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of AmeriGas Partners, L.P., dated as of July 27, 2009 (the “Partnership Agreement”). The fair value of the AmeriGas Partners Common Units contributed by AmeriGas GP is based upon a price of $44.61 per unit.

As a result of the contribution by AmeriGas Partners of the partnership interests in HOLP and Titan to AmeriGas OLP, in accordance with the Second Amended and Restated Agreement of Limited Partnership of AmeriGas Propane, L.P., dated as of December 1, 2004 (the “OLP Partnership Agreement”), AmeriGas GP will contribute 635,667 AmeriGas Partners Common Units held by AmeriGas GP having a total fair value of $28,357 to AmeriGas OLP in order to maintain its 1.01% general partner interest in AmeriGas OLP. The fair value of the AmeriGas Partners Common Units contributed by AmeriGas GP is based upon a price of $44.61 per unit.

Note 13. Reflects reclassifications of amounts included on Heritage Propane’s Statement of Operations to conform to AmeriGas Partners’ presentation.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(Thousands of dollars, except per unit data)

Note 14. Reflects pro forma adjustments to depreciation and amortization expense as follows:

Eliminate historical depreciation and amortization expense of Heritage Propane	$(83,342)

Depreciation and amortization expense reflecting preliminary allocation of purchase price:

Depreciation expense on allocated property, plant and equipment (2 to 30 years)	89,000
Amortization expense of customer relationship intangible (15 years)	35,800

$41,458

Note 15. Reflects pro forma adjustment to interest expense as follows:

Interest on AmeriGas Partners Senior Notes	$112,375
Amortization of debt issuance costs	3,059
Interest on HOLP long-term debt assumed based on current market interest rates	6,514
Eliminate interest expense on bank loan borrowings repaid from excess proceeds from the issuance of the AmeriGas Partners Senior Notes	(1,207)
Eliminate historical interest on HOLP long-term debt	(8,346)

$112,395

The pro forma adjustment to interest expense includes estimated interest expense from the issuance of $1,550,000 of AmeriGas Partners Senior Notes and amortization of associated debt issuance costs. The interest expense associated with the AmeriGas Partners Senior Notes assumes a 7.25% interest rate. The actual interest rate will depend on market rates at the time the notes are actually issued. The impact of a  1/8% change in the assumed interest rate on the AmeriGas Partners Senior Notes would result in a $1,938 change in annual interest expense.

Note 16. To adjust income attributable to noncontrolling interest to reflect the impact of the pro forma adjustments.

Note 17. To reflect the effects on average limited partner units outstanding from the issuance of 29,567,362 AmeriGas Partners Common Units to ETP in conjunction with the Heritage Acquisition and the contribution of a combined 934,327 AmeriGas Partners Common Units by AmeriGas GP to AmeriGas Partners and AmeriGas OLP in order to maintain its 1% and 1.01% general partner interests in AmeriGas Partners and AmeriGas OLP, respectively (see Note 12).